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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-92981 on Form S-4, and the Company's previously filed Registration Statement File Nos. 333-05493, 333-26785, 333-69811, 333-69813, 333-87279, and 333-35534 on Form S-8.



ARTHUR ANDERSEN LLP



Dallas, Texas
 March 29, 2001